Securities and Exchange Commission
                             Washington, D.C. 20549

                                    Form 8-K
                                 Current Report
     Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

                        Date of Report: February 10, 2003

                       The Cyber Group Network Corporation
             (Exact Name of Registrant As Specified in Its Charter)


       Nevada                           000-28153               33-0901534
(State Or Other Jurisdiction     (Commission File Number)      (IRS Employer
Of Incorporation Or Organization)   Identification No.)

                 Post Office Box 11403, San Bernardino, CA 92423
           (Address Of Principal Executive Offices, Including Zip Code)

                                  310-854-4190
              (Registrant's Telephone Number, Including Area Code)

Item 6.     Resignation of Board Member

     This Form 8-K is being filed to announce the resignation of our Chairman of the Board and Board member, Thomas Hobson. Mr. Hobson's resignation is due to personal matters and is effective on January 25th, 2003. There are no disputes between the company and Mr. Hobson.

Item 6.     Election of Board Member

     Additionally, this Form 8-K is being filed to announce the appointment of Steve Lowe to the Board of Directors. Mr. Lowe's appointment is effective as of January 27th, 2003. Mr. Lowe has already been quite helpful to the company and will focus his energies in the areas of Investor Relations and Marketing and Sales.

Item 6.     Election of Chairman of Board

     Scott Cramer has been elected to assume the role of Chairman of the Board


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                              THE CYBER GROUP NETWORK CORPORATION



                              -------------------------------------------------
Date: February 10, 2003       By: /s/ R. Scott Cramer, Chief Executive Officer
                              R. Scott Cramer, Chief Executive Officer


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